13G

CUSIP No. 88165N105	Page 21 of 22 Pages

Exhibit 1

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) under the Securities Act of 1934, as amended, the undersigned hereby agree that only the statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned shares of Common Stock of Tetraphase Pharmaceuticals, Inc.

EXECUTED this 13th day of February, 2014.

MEDIPHASE VENTURE PARTNERS II LIMITED PARTNERSHIP
BY: MEDIPHASE II LLC, ITS GENERAL PARTNER

BY:	/s/ PAUL HOWARD
PAUL HOWARD
MANAGER

MEDIPHASE VENTURE PARTNERS II (ANNEX FUND) LIMITED PARTNERSHIP
BY: MEDIPHASE II (ANNEX FUND) LLC, ITS GENERAL PARTNER

BY:	/s/ PAUL HOWARD
PAUL HOWARD
MANAGER

MEDIPHASE VENTURE PARTNERS (DP&UP) LIMITED PARTNERSHIP
BY: MEDIPHASE (DP&UP) LLC, ITS GENERAL PARTNER

BY:	/s/ PAUL HOWARD
PAUL HOWARD
MANAGER

MEDIPHASE VENTURE PARTNERS II (SELECT FUND) LIMITED PARTNERSHIP
BY: MEDIPHASE II (SELECT FUND) LLC, ITS GENERAL PARTNER

BY:	/s/ PAUL HOWARD
PAUL HOWARD
MANAGER

13G

CUSIP No. 88165N105	Page 22 of 22 Pages

MEDIPHASE II LLC

BY:	/s/ PAUL HOWARD
PAUL HOWARD
MANAGER

MEDIPHASE II (ANNEX FUND) LLC

BY:	/s/ PAUL HOWARD
PAUL HOWARD
MANAGER

MEDIPHASE (DP&UP) LLC

BY:	/s/ PAUL HOWARD
PAUL HOWARD
MANAGER

MEDIPHASE II (SELECT FUND) LLC

BY:	/s/ PAUL HOWARD
PAUL HOWARD
MANAGER

/s/ LAWRENCE MILLER
LAWRENCE MILLER

/s/ PAUL HOWARD
PAUL HOWARD